Exhibit 10.1

AMENDED AND RESTATED SECURED CONVERTIBLE PROMISSORY NOTE AND SECURITY AGREEMENT

(MULLEN AUTOMOTIVE INC.)

$23,831,553.98	June 17, 2022

Recitals

WHEREAS, MULLEN TECHNOLOGIES, INC., a California corporation, its affiliates, successors, and assigns (“Original Borrower”), executed that certain promissory note dated July 23, 2020, in which Borrower promised to pay to the order of DBI LEASE BUYBACK SERVICING LLC, a Delaware limited liability company (together with any and all of its successors and assigns and/or any other holder of this Note, “Original Lender”) the principal amount of $23,831,553.98 (the “Original Note”).

WHEREAS, the Original Note was amended by that certain Promissory Note Modification Agreement and Allonge, dated as of February 15, 2021 but effective as of July 23, 2020, by and between Original Borrower and Original Lender (the “Amendment”).

WHEREAS, on November 5, 2021, Mullen Automotive Inc. (formerly known as Net Element, Inc.) (“Mullen”), completed its business combination with Mullen Automotive, Inc. (“Mullen Automotive”), in accordance with the terms of the Second Amended and Restated Agreement and Plan of Merger, dated as of July 20, 2021, as amended, by and among Mullen, Mullen Acquisition, Inc., Mullen Automotive, and Original Borrower (the “Merger Agreement”), and, pursuant to the terms of the Merger Agreement, Mullen assumed all of the obligations of Original Borrower under the Note.

WHEREAS, concurrently with the execution hereof, Esousa Holdings LLC, a New York limited liability company (the “Esousa”), purchased all of Original Lender’s rights title and interest in the outstanding principal amount of, and all unpaid interest, fees and penalties under, the Note and all rights under any and all security agreements, security and pledge agreements, intellectual property security agreement, subsidiary guarantees and/or other guarantees.

WHEREAS, Esousa and Mullen now desire to execute and deliver this Note as an amendment, restatement and renewal of, and a replacement and substitute for, the entire principal and interest amount currently outstanding under the Original Note, and the changed terms for this Amended and Restated Note as reflected herein and by the Amendment. The indebtedness evidenced by the Original Note is continuing indebtedness, and nothing herein shall be deemed to release or otherwise adversely affect any lien or security interest securing such indebtedness or the rights of the Lender against the Borrower, any guarantor, surety or other party primarily or secondarily liable for such indebtedness. The Original Note shall be of no further force and effect upon the execution of this Note; provided, however, that all outstanding indebtedness, including, without limitation, principal and interest due under the Original Note as of the date of this Note, is hereby deemed indebtedness evidenced by this Note and is incorporated herein by this reference.

Agreement

This Amended and restated secured Promissory Note and Security Agreement (this “Note”) is entered into pursuant to that certain Settlement, Termination, Release and Equity Purchase and Loan Agreement of even date herewith by and among the parties hereto and Drawbridge Investments LLC (the “Agreement”). For value received, MULLEN AUTOMOTIVE INC., a Delaware corporation, its affiliates, successors, and assigns (“Borrower”), hereby irrevocably and unconditionally promise to pay to the order of Esousa Holdings LLC, a New York limited liability company (together with any and all of its successors and assigns and/or any other holder of this Note, “Lender”), without offset, in immediately available funds in lawful money of the United States of America, at an address to be specified in writing by the Lender to Borrower, the principal sum of TWENTY THREE MILLION, EIGHT HUNDRED THIRTY ONE THOUSAND, FIVE HUNDRED AND FIFTY THREE DOLLARS AND 98/100 ($23,831,553.98), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided (the “Loan”). For the avoidance of doubt, the Loan has an additional accruing, but unpaid, interest of $5,035,633.12 as of the date hereof.

Section 1.      Payment and Maturity Date. Subject to the terms and conditions of this Note and the Agreement, Borrower promises to pay the entire unpaid principal amount, together with all accrued and unpaid interest due hereunder, on or before July 23, 2024 (the “Maturity Date”). The period beginning on the date hereof and continuing through the Maturity Date shall be referred to herein as the “Term.” Notwithstanding the foregoing, during the Term, Borrower will pay interest accrued on the outstanding principal balance of this Note monthly in arrears on the first Business Day (as defined below) of each calendar month, commencing on August 4, 2022 (each such date, an “Interest Payment Date”), and continuing until the Maturity Date, when the entire amount of principal and interest owing hereunder will be due and payable in full; provided, that at Borrower’s sole and absolute election, all or a portion of the interest due and payable on each Interest Payment Date may be payable in kind, with such interest amount added to, and made part of, the outstanding principal amount of the Loan on such date.

Section 2.      Interest Rate. The unpaid principal balance of this Note from day to day outstanding shall bear interest at the rate per annum beginning on the date hereof, equal to twenty eight percent (28%). Interest hereunder shall be compounded monthly, and shall be computed on the basis of a 360-day year and the actual number of days elapsed. Interest on the principal indebtedness evidenced by this Note shall accrue on the actual number of days any principal balance hereof is outstanding.

Section 3.      Prepayments. Borrower may make voluntary prepayments of the principal balance of this Note, in full at any time or in part from time to time, without premium or penalty; provided, however, that Borrower shall be required to prepay the principal balance of this Note with 50% of the net proceeds (which shall be deemed gross proceeds minus direct selling costs, expenses and commissions) received, directly or indirectly by Borrower and/or its subsidiaries from the issuance of any equity or equity-linked financing (including convertible debt), less any selling commissions, will be applied towards the outstanding amounts owed under the this Note (a “Financing”); and provided, further, that in each case, Borrower shall provide to Lender prior written notice of Borrower's: (a) intent to prepay; (b) the amount of such prepayment (including, in the case of any prepayment with the proceeds of a Financing, the aggregate gross and net proceeds of such Financing to be received by Borrower and/or its subsidiaries), and (c) the date on which the prepayment will be made. In the case of a prepayment to be made with the proceeds of a Financing, such prepayment shall be made by Borrower no later than the second Business Day following the closing of the Financing. All payments under this Note, including any prepayments, shall be made by wire transfer or check in accordance with Lender’s instructions, and shall be payable in lawful money of the United States.

Section 4.      Security Interest. Borrower hereby pledges and grants to Lender an irrevocable and continuing first-priority security interest in all of its right, title, and interest in and to the Collateral (as such term is defined below), to secure the prompt payment and performance of all of Borrower’s present and future debts, obligations, and liabilities of whatever nature to Lender, including, without limitation, all obligations of Borrower arising from or relating to this Note. Borrower hereby agrees to execute and deliver such further documentation and take such further actions as Lender may request in order to enforce and protect the aforesaid security interest, including, without limitation, one or more account control agreements by and among the Borrower, Lender and any bank where the Borrower maintains any deposit accounts that are subject to Lender’s security interest hereunder. Borrower hereby authorizes Lender to notify any account debtor on any accounts that are the subject of Lender’s security interest hereunder of the existence of Lender’s interest and further, such notices may direct that after an Event of Default, any further payments shall be made directly to Lender. Borrower authorizes Lender to collect and enforce any of the Collateral, with the proceeds to be applied to the indebtedness outstanding hereunder, without liability to Borrower in connection with any such collection or enforcement and provided Borrower shall pay costs incurred by Lender, including reasonable attorneys’ fees and costs, for such collection and enforcement. Borrower hereby authorizes Lender to perfect its security interest in the Collateral including, without limitation, filing, amending, and renewing one or more UCC-1 Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the prior approval or signature of the Borrower where permitted by law and at Borrower’s expense. Without first obtaining Lender’s prior written consent and so long as any amounts under this Note or the Agreement remain owing, Borrower shall not move, sell, transfer, assign, dispose, or encumber the Collateral outside the ordinary course of Borrower’s business. Borrower shall adequately insure the Collateral for full replacement value and in conformity with industry standard practices and shall list Lender as an additional insured.

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Section 5.      Collateral.

(a)  “Collateral” shall mean all of Borrower’s right, title and interest in and to all of the assets of Borrower, including without limitation, the following assets (whether now existing or hereafter arising or acquired, wherever located):

(i)  All present and future income, accounts, accounts receivable, rights to payment and all forms of consideration and obligations owing to Borrower or in which the Borrower may have any interest, however created or arising and whether or not earned by performance;

(ii)  All deposit accounts, securities, securities entitlements, securities accounts, investment property and certificates of deposit now owned or hereafter acquired;

(iii)  All other real and personal property now owned or hereafter acquired, including, and all accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located; and

(iv)  All other contract rights, intellectual property (including know-how, trade secrets, patents, copyrights, trade and service marks, licenses; issued, pending, or planned; and registered or at common law), and general intangibles now owned or hereafter acquired, including, without limitation, income tax refunds, credits, deposits, payments of insurance and rights to payment of any kind.

(b) Exclusions to Collateral. Notwithstanding the foregoing, Collateral shall not include (i) any real property owned by Borrower as of the date hereof or (ii) any hereinafter acquired real or personal property (including, without limitation, all other contract rights, intellectual property (including know-how, trade secrets, patents, copyrights, trade and service marks, licenses; issued, pending, or planned; and registered or at common law), and general intangibles) further to which the seller thereof self-finances or provides seller-backed financing.

Section 6.      Corporate Guaranty. In the event that Borrower undertakes a merger, acquisition, purchase and sale, change of control, joint venture, or reorganization, any parent, subsidiary or successor company and any of its subsidiaries shall unconditionally guaranty Borrower’s payment and performance under this Note (as this Note may be amended from time to time) as primary obligor and not merely as a surety.

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Section 7.      Rights to Collateral. Lender shall have such rights and remedies with respect to the Collateral as are available under the provisions of all applicable laws, including without limitation, the Uniform Commercial Code, in addition to all other rights and remedies existing at law, in equity, or by statute, or provided in the Agreement or this Note, which may be exercised without notice to, or consent by, Borrower.

Section 8.      Conversion

(a)            Optional Conversion. Lender may by written election elect to convert all or any portion of the then-outstanding principal balance of this Note into that number of shares of the common stock of the Borrower, as applicable, equal to the number obtained by dividing the outstanding principal balance of this Note to be so converted at a 5% discount to the lowest daily volume-weighted average price in the 10 trading days prior to conversion based on the prevailing market value of shares of the common stock of Borrower as reported on the Nasdaq Capital Market (or such principle market if not traded on the Nasdaq Capital Market) at close on the date on which such Notice of Conversion is delivered to Lender (“Conversion Price”).

(b)            Conversion Process. In the event of the conversion of this Note pursuant to this Section 8: (i)  Lender agrees to surrender this Note for conversion and deliver the attached form of notice of conversion and (ii) Borrower shall, at its sole cost and reasonably promptly following such delivery (but in no event later than three business days after delivery of those items referenced in Section 8(b)(i)), issue and deliver certificates representing the requisite number of fully paid and non-assessable shares of common stock and any balance note (to the extent all amounts owing under this Note are not so converted) and shall pay to Holder cash in an amount equal to that portion of the principal balance, if any, that would otherwise convert into a fractional share of common stock pursuant to this Section 8.

(c)            Authorization of Shares. Borrower shall take all action necessary and appropriate to designate and authorize a sufficient number of shares of common stock issuable upon conversion of this Note, provided that the number of designated shares shall not be less than 28,000,000 shares. In the event that the reserved shares are insufficient to issue all of the shares underlying the conversion of this Note, Borrower shall also take all action necessary and appropriate to designate and authorize a sufficient number of shares of common stock issuable upon conversion of all convertible securities, including this Note, held by Lender.

(d)            Limitations on Conversion. Notwithstanding anything to the contrary contained herein, this Note shall not be convertible by a holder to the extent (but only to the extent) that the holder or any of its affiliates would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the common stock of the Borrower. To the extent the above limitation applies, the determination of whether the Note shall be convertible (vis-à-vis other convertible securities owned by the holder or any of its affiliates) and of which such securities shall be convertible (as among all such securities owned by the holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the corporation for conversion. No prior inability to convert the Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor holder of the Note. The holders of common stock of the Borrower shall be third party beneficiaries of this paragraph and the Borrower may not amend or waive this paragraph without the consent of holders of a majority of its common stock. For any reason at any time, upon the written or oral request of the holder, the Borrower shall within one (1) Business Day confirm orally and in writing to the holder the number of shares of common stock then outstanding, including by virtue of any prior conversion of convertible securities into common stock, including, without limitation, pursuant to this Note. By written notice to the Borrower, any holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Borrower, and (ii) any such increase or decrease will apply only to such holder sending such notice and not to any other holder.

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Section 9.      Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Note:

(a)         Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note and such failure is not cured within five (5) Business Days following written notice thereof from the Lender;

(b)         Borrower fails to use reasonable care to protect and preserve any Collateral or fails to keep accurate books and records with respect to the Collateral, and such failure is not reasonably cured within ten (10) Business Days following written notice thereof from the Lender;

(c)         Selling, transferring, encumbering, or suffering any material damage or loss of the Collateral outside the ordinary course of Borrower’s business;

(d)         Borrower fails or neglects to perform, keep or observe any term, provision or agreement contained in the Agreement or this Note (inclusive of Borrower’s warranties, representations, and covenants), other than as provided in Section 9(a) above, and such failure is not reasonably cured within ten (10) Business Days following written notice thereof from the Lender;

(e)         Borrower becomes unable to pay its debts as they generally become due or Borrower ceases operations in the normal course; or

(f)          The institution by Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the institution of bankruptcy or insolvency proceedings against it that are not dismissed within sixty (60) days of filing, or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Borrower, or of any substantial part of its property, or the making of an assignment for the benefit of creditors (any of the foregoing, a “Bankruptcy Proceeding”), or the taking of corporate action by Borrower in furtherance of any such action.

Section 10.    Representations and Warranties. Borrower hereby represents, warrants, and covenants to Lender that:

(a)         Borrower is duly incorporated, validly existing, legally competent and has the power and authority to execute and deliver this Note and has duly executed and delivered this Note;

(b)         This Note is the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms;

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(c)         Borrower’s books and records with respect to the Collateral are true and accurate in all material respects;

(d)         Borrower has the present ability to perform its obligations and make the requisite payments under this Note;

(e)         During the Term, Borrower shall comply with all applicable laws; and

(f)          The execution and delivery of this Note and the borrowing evidenced hereby do not require the consent or approval of any other party (including any governmental or regulatory party), and do not violate any law, regulation or agreement to which Borrower is a party or to which Borrower or any of its assets may be subject.

Section 11.    Remedies. Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a)         In the case of an Event of Default specified in clauses (a), (b) or (c) of Section 9, Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder, at once due and payable, and upon such declaration the same shall at once be due and payable; and

(b)         In the case of a Bankruptcy Proceeding, the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder, shall at once become and be due and payable; and

(c)         Lender may exercise any of its other rights, powers and remedies at law or in equity, including foreclosing on the Collateral in accordance with the remedies provided to a lender under the Uniform Commercial Code.

Section 12.    Remedies Cumulative. All of the rights and remedies of Lender under this Note are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 13.    Commitment Amount. For the avoidance of doubt, in accordance with Securities Purchase Agreement, dated as of June 7, 2022, by and between Mullen Automotive and the buyers listed on the signature pages thereto (the “Series D Preferred Agreement”), in the event there is a Fundamental Transaction as defined in the “Warrants” issued in connection with the Series D Preferred Agreement, the Commitment Amount referenced in Section 8(b) of the Series D Preferred Agreement shall be immediately due.

Section 14.    Notices. All notices or elections required or permitted under this Note will be in writing and will be delivered in person, by facsimile, electronic mail or equivalent form of written telecommunication (with confirmation of delivery), or sent by certified or registered mail via the U.S. Postal service, return receipt requested, postage prepaid or by Federal Express, DHL or UPS, to the address for each party set forth on the signature page to the Agreement or such other address as a party may designate in a written notice served upon the other party in the manner provided for herein. All notices required or permitted hereunder will be deemed duly given and received (a) on the date received, if personally delivered or sent by facsimile or electronic mail, (b) two (2) business days after being sent by Federal Express, DHL or UPS, and (c) five (5) business days after deposit with the U.S. Postal Service, if sent by registered or certified mail.

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Section 15.    Costs and Expenses of Enforcement. Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or enforce or collect upon any of the Collateral, including court costs and reasonable attorneys' fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 16.    Service of Process. Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower. Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding. Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law, and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions.

Section 17.    Heirs, Successors and Assigns. The terms of this Note shall bind and inure to the benefit of the heirs, devisees, representatives, successors and permitted assigns of the parties. Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of Lender. Lender may freely assign all or a portion of this Note.

Section 18.    General Provisions Time is of the essence with respect to Borrower's obligations under this Note. Borrower hereby (a) waives demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note), filing of suit and diligence in collecting this Note, and (b) consents to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them. A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. This Note and its validity, enforcement and interpretation shall be governed by and construed in accordance with the laws of the State of New York (without regard to any principles of conflicts of laws) and applicable United States federal law. Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made. The term “Business Day” shall mean a day on which Lender is open for the conduct of substantially all of its business at its office in the city in which this Note is payable (excluding Saturdays and Sundays). The words “include” and “including” shall be interpreted as if followed by the words “without limitation.”

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Section 19.    Mandatory Binding Arbitration; Consent to Jurisdiction. Except as set forth in this Section 19, the sole remedy for any claim, controversy or other dispute between or among the parties, or any of them, regarding any matter relating to this Note or any breach or interpretation of this Note (each a “Dispute”), shall be settled and resolved by binding arbitration in New York, New York, before a panel of three arbitrators at Judicial Arbitration and Mediation Services, Inc. (“JAMS”). Each party shall select one arbitrator and those two arbitrators together shall select the third arbitrator. The arbitration shall be conducted in accordance with JAMS’s rules and procedures, including JAMS’s Comprehensive Arbitration Rules and Procedures, except as expressly modified by this paragraph. In reaching a decision on any Dispute, the arbitrators shall be bound by the provisions of this Note and by the law that the parties have selected to govern the enforcement and interpretation of this Note. The arbitrators shall be required to render their decision in writing. The arbitrators‘ decision on the Dispute shall be a final and binding determination, and such decision may be confirmed and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over the parties. The arbitrators shall have exclusive jurisdiction to determine any questions of arbitrability and any such question shall be governed by the New York civil practice laws and rules. The arbitrators shall also award the prevailing party or parties such party’s or parties’ reasonable attorneys’ fees and litigation expenses in accordance with Section 20 below, and shall order the non-prevailing party or parties to pay the prevailing party’s or parties’ arbitrator’s fees and expenses as part of the arbitration award. For such purpose, the arbitrators shall determine the prevailing party or parties. Each party agrees to accept service of process for all arbitration proceedings in accordance with JAMS’s rules. Nothing in this paragraph shall prevent any party from (a) seeking and obtaining injunctive or other equitable relief through an action in court; (b) joining any party as a defendant in any action brought by or against a third party; (c) bringing an action in court to effect any attachment or garnishment; or (d) bringing an action in court to compel arbitration as required by this paragraph. The parties agree that in the event the arbitrators decide that a Dispute is not subject to arbitration, all actions or proceedings arising directly or indirectly from this Note shall be litigated in courts having a situs within New York County, New York, and hereby consent to the jurisdiction of any federal court in which such an action is commenced that is located in New York County, New York and agree not to disturb such choice of forum.

Section 20.    Attorneys’ Fees. If an action (including arbitration) is brought to interpret, apply or enforce any of the terms of this Note, or because of a party’s breach of any provision of this Note, the losing party shall pay the prevailing party’s or parties’ attorneys’ fees, costs and expenses, court costs and other costs of action incurred in connection with the prosecution or defense of such action, whether or not the action is prosecuted to a final judgment. In addition to the foregoing award of attorneys’ fees, the prevailing party or parties shall be entitled to such party’s or parties’ attorneys’ fees incurred in any post-judgment proceeding to enforce any award or judgment arising out of an action in connection with this Note.

Section 21.    No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law), including but not limited to pursuant to New York General Obligations Law § 5-501(6)(a) and (6)(b), and that this Section 21 shall control every other covenant and agreement in this Note. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender's exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note, and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated Term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

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Intending to be bound, the authorized representatives of Borrower and Lender have duly executed this Note as of the date first above written.

BORROWER:

MULLEN AUTOMOTIVE INC.,
a Delaware corporation

By:	/s/ David Michery
Name: David Michery
Title: Chief Executive Officer

LENDER:

Esousa Holdings LLC,
a New York limited liability company

By:	/s/ Michael Wachs
Name: Michael Wachs
Title: Managing Member

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FORM OF NOTICE OF CONVERSION OF SECURED CONVERTIBLE PROMISSORY NOTE

(To be executed only upon conversion

of the Secured Convertible Promissory Note in whole or in part)

To Mullen Technologies, Inc.

The undersigned registered holder of the accompanying Secured Convertible Promissory Note, hereby gives notice of its election to convert _______________________ Dollars of the Note into Common Stock at the Conversion Price ($____ , which represents the greater of (i) $10.00 or (ii) 70% of the lowest closing sales price on the Nasdaq Capital Market (or such principle market if not traded on the Nasdaq Capital Market) of shares of the common stock of Mullen during the three consecutive trading days prior to the date of conversion). The undersigned requests that the certificates for such shares of Common Stock (and, if applicable, a new note evidencing the balance of the unconverted portion of the Note) be issued in the name of, and delivered to,                                                                                 , whose address is _________________________________________.

Dated:

(Name must conform to name of holder as specified
on the face of Note)

By:

Name:
Title:

Address of holder:

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